                                                                    EXHIBIT 99.2

 THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
  NEW YORK TIME, ON DECEMBER 2, 1999 UNLESS THE OFFER IS TERMINATED EARLIER
              OR EXTENDED AS PROVIDED IN THE OFFER TO PURCHASE.


                             Letter of Transmittal

           Tendered Pursuant to the Offer to Purchase Common Shares
                            Dated: October 20, 1999

                                      To

                                VARIFLEX, INC.

                        Deliver by Mail or by Hand to:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY
                                40 Wall Street
                                  46th Floor
                           New York, New York 10005
                           Telephone: (800) 937-5449
                                  (718) 921-8200
                           Facsimile: (718) 234-5001
                     Attention: Reorganization Department

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THAT SHOWN ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

  EACH TENDERING STOCKHOLDER MUST COMPLETE PAGES 1 AND 4 OF THIS LETTER OF TRANSMITTAL AND SIGN IT AT PAGE 4. SEE INSTRUCTIONS BEGINNING AT PAGE 6.

  IN ORDER TO AVOID BACKUP WITHHOLDING, A TENDERING STOCKHOLDER MAY ALSO NEED TO COMPLETE AND SIGN PAGE 10 OF THIS LETTER OF TRANSMITTAL. SEE INSTRUCTION 12 AND CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9.

                     DESCRIPTION OF COMMON SHARES TENDERED
-------------------------------------------------------------------------------

Name(s) and
Address(es)
    of
Registered                  Certificate(s) Tendered
 Holder(s)           (Attach Additional List if Necessary)
----------------------------------------------------------------
                                Total Number of
                                 Common Shares       Number of
                Certificate       Represented      Common Shares
                Number(s)*     by Certificate(s)    Tendered**
                                       -------------------------
                                       -------------------------
                                       -------------------------
                                       -------------------------
                                       -------------------------
                                       -------------------------

-------------------------------------------------------------------------------
 * Please indicate in this column the certificate number(s) for each certificate representing Common Shares you desire to tender. If nothing is indicated in this column, the total number of Common Shares evidenced by all certificates submitted with this Letter of Transmittal will be deemed to have been tendered.
 ** Please indicate in this column the number of Common Shares you wish to tender. If nothing is indicated in this column, the total number of Common Shares evidenced by each certificate delivered with this Letter of Transmittal will be deemed to have been tendered.

PLEASE READ CAREFULLY THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL

                                   ODD LOTS

                              (See Instruction 3)

  To be completed ONLY if Common Shares are being tendered by or on behalf of a person who owned beneficially, as of the close of business on October 20, 1999, an aggregate of fewer than 100 Common Shares, and who continues to own all of such Common Shares beneficially as of the Expiration Time.

  The undersigned either (check one box):

  [_]Was the beneficial owner, as of the close of business on October 20, 1999 of an aggregate of fewer than 100 Common Shares, all of which are being tendered, or

  [_]Is a broker, dealer, commercial bank, trust company or other nominee which

    (a) is tendering, for the beneficial owners thereof, Common Shares with respect to which it is the record owner, and

    (b) believes, based on representations made to it by such beneficial owners, that each such person was the beneficial owner, as of the close of business on October 20, 1999 of an aggregate of fewer than 100 Common Shares and is tendering all such Common Shares.

Ladies and Gentlemen:

  The undersigned holder(s) of the share certificates referred to on page 1 and transmitted herewith hereby tender(s) to Variflex, Inc., a Delaware corporation (the "Corporation"), the number of shares of common stock of the Corporation, $.001 par value ("Common Shares"), specified on page 1 and represented by such certificates, pursuant to the Corporation's offer to purchase common shares at a purchase price of $6.50 per Common Share, net to the seller in cash (the "Purchase Price"), set forth in the Offer to Purchase dated October 20, 1999 and in this Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"). The undersigned hereby acknowledges receipt of the Offer. Capitalized terms used in this Letter of Transmittal but not defined herein have the meanings provided in the Offer to Purchase.

  Each of the undersigned hereby represents and warrants that he or she has full power and authority to tender, sell, assign and transfer the Common Shares tendered hereby, without restriction, and that the Corporation will acquire good and unencumbered title thereto, free and clear of all liens, claims, restrictions, charges and encumbrances, when the same are purchased by the Corporation in accordance with the Offer. The undersigned will, upon request, execute and deliver any additional documents deemed by the Corporation to be necessary or desirable to complete the sale, assignment, and transfer to the Corporation of the Common Shares tendered hereby.

  The undersigned hereby deposits with the American Stock Transfer & Trust Company the above certificates representing Common Shares. If certificate numbers are not indicated above, the undersigned is nonetheless depositing all certificates that accompany this Letter of Transmittal. The undersigned hereby sells, assigns and transfers to, or upon the order of, the Corporation the Common Shares tendered hereby that are accepted pursuant to the Offer and hereby irrevocably constitutes and appoints the Secretary of the Corporation the true and lawful attorney-in-fact of the undersigned with respect to such Common Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to: (a) deliver certificates for such Common Shares together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Corporation against payment of the Purchase Price pursuant to the Offer, (b) present such Common Shares for transfer on the books of the Corporation, (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Common Shares, all in accordance with the terms of the Offer, and (d) make delivery of certificates for Common Shares or make payment as provided under "Special Delivery Instructions" on page 5 or "Special Payment and/or Registration Instructions" on page 5 of this Letter of Transmittal.

  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and all obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

  The undersigned understands that the Corporation will pay for Common Shares validly tendered pursuant to the Offer, after taking into account the number of Common Shares so tendered, in accordance with the Offer. The undersigned understands that all Common Shares validly tendered will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Offer, including provisions applicable to Odd Lot Owners and prorations, and that the Corporation will return all other Common Shares, including Common Shares tendered and not purchased because of proration.

  This Letter of Transmittal is subject to the terms and conditions set forth in the Offer to Purchase.

  Unless otherwise indicated under Special Delivery Instructions at page 5, please issue and mail the check for the Purchase Price for the Common Shares tendered hereby and send any certificate(s) for unpurchased Common Shares (and accompanying documents, as appropriate), to the stockholder named above at the address shown on page 1. Similarly, unless otherwise indicated at page 5 under Special Payment and/or Registration Instructions, please issue the check for the Purchase Price and any certificate(s) for unpurchased Common Shares in the name(s) of the stockholder(s) on page 1 and mail such check and any such certificate(s) to the address(es) of such stockholder(s) shown on page 1. The undersigned recognizes that the Corporation has no obligation to transfer any certificate for Common Shares delivered herewith from the name of the registered holder(s) thereof if the Corporation does not purchase any of the Common Shares represented by such certificate.

                           STOCKHOLDER(S) SIGN HERE

  Must be signed by registered holder(s) exactly as name(s) appear(s) on share certificate(s) or by person(s) authorized to become registered holder(s) by certificates, stock powers and other documents transmitted herewith. If signing is by trustee, executor, administrator, guardian, or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 4. Signatures must be guaranteed.

X _____________________________________________________________________________

Print or type name(s): ________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

Dated: ________________________________________________________________________

Area Code and Telephone Number: _______________________________________________

Tax Identification or Social Security Nos.: ___________________________________

Signature(s) Guaranteed: ______________________________________________________

                              (SEE INSTRUCTION 6)

  IN ORDER TO AVOID BACKUP WITHHOLDING, A TENDERING STOCKHOLDER MAY ALSO NEED TO COMPLETE AND SIGN PAGE 10 OF THIS LETTER OF TRANSMITTAL.

   SPECIAL DELIVERY INSTRUCTIONS                 SPECIAL PAYMENT AND/OR
        (SEE INSTRUCTION 5)                    REGISTRATION INSTRUCTIONS
                                                  (SEE INSTRUCTION 5)


   To be completed ONLY if the
 check for payment of Common                 To be completed ONLY if the
 Shares purchased or certificates          check for payment of Common
 for unpurchased Common Shares are         Shares purchased or certificates
 to be mailed to an address other          for unpurchased Common Shares are
 than that shown on page 1.                to be issued or registered in the
                                           name of and mailed to someone
                                           other than as shown on page 1.

 Name _____________________________

           (Please Print)
 Address __________________________        Name _____________________________
 __________________________________                  (Please Print)
         (Include Zip Code)                Address __________________________
                                           __________________________________


                                                   (Include Zip Code)

                                 INSTRUCTIONS

            FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER.

  1. Delivery of Letter of Transmittal and Certificates for Common
Shares. This Letter of Transmittal or a facsimile hereof, properly completed and duly executed (with signatures guaranteed), must be used in connection with a tender of Common Shares and must be actually received by the American Stock Transfer & Trust Company at the address set forth above on or before the Expiration Time. If tendered Common Shares are registered in different ways on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such certificates.

  THE METHOD OF DELIVERY OF CERTIFICATES FOR COMMON SHARES AND OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. THE CORPORATION RECOMMENDS THAT, IF STOCK CERTIFICATES ARE SENT BY MAIL, DELIVERY BE BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND PROPER INSURANCE.

  2. Partial Tenders. If you want to tender fewer than all of the Common Shares evidenced by any certificate enclosed herewith, the number of Common Shares that you want to tender represented by such certificate must be entered on the appropriate line on page 1 under "Number of Common Shares Tendered" opposite the appropriate certificate number. A new certificate for the remainder of the Common Shares which were evidenced by such certificate(s) delivered herewith will be sent to the registered holder, unless otherwise provided in the Special Delivery Instructions on page 5, no later than 30 days after the expiration of the Offer. All Common Shares represented by certificates listed on page 1 are deemed to have been tendered unless otherwise indicated.

  3. Odd Lots. As described in Section 1 of the Offer to Purchase, if the Corporation purchases less than all Common Shares tendered before the Expiration Time because more than 750,000 Common Shares (or such larger number as the Corporation may elect pursuant to the Offer) are tendered, the Common Shares purchased first will consist of all Common Shares tendered by any stockholder who owned beneficially, as of the close of business on October 20, 1999 and continues to own beneficially as of the Expiration Time, an aggregate of fewer than 100 Common Shares and who tenders all of his or her Common Shares at the Purchase Price. This preference will not be available unless the box captioned "Odd Lots" on page 2 is completed.

  4. Signatures, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the certificates transmitted hereby, such signatures must correspond exactly with the name(s) of such registered holder(s) as they appear on the face of each such certificate, without any alteration or change whatsoever. All signatures must be guaranteed by an Eligible Institution (as defined in Instruction 6).

  If any certificate transmitted hereby is registered in the names of two or more holders, all such holders must sign this Letter of Transmittal.

  When the Letter of Transmittal is properly signed by the registered holder(s) of the certificate(s) transmitted thereby, no endorsements of such certificate(s) or separate stock power(s) are required. If, however, the check for the purchase price for Common Shares purchased is to be made payable and sent to a person other than the registered holder(s), then endorsement of the transmitted certificates or a separate stock power signed by the registered holder(s) of such certificate is required. Signatures on such certificates or stock powers and on this Letter of Transmittal must be guaranteed by an Eligible Institution (as defined in Instruction 6).

  If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificates transmitted hereby, each such certificate must be endorsed or accompanied by an appropriate stock power, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the face of such certificates, without any alteration or change whatsoever. Signatures on such certificates or stock powers and on this Letter of Transmittal must be guaranteed by an Eligible Institution (as defined in Instruction 6).

  If this Letter of Transmittal is signed by any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, partner of a partnership or any other person acting in a fiduciary or representative capacity, each such person should so indicate when signing, and must deliver to the Corporation proper evidence satisfactory to the Corporation of his or her authority so to act.

  5. Special Delivery or Payment Instructions. If the check for the Purchase Price of the Common Shares purchased or the certificate for Common Shares not accepted because of proration is to be sent to an address, or is to be issued to a person and sent to an address, different from the registered holder and the address as shown at page 1 of this Letter of Transmittal in the section marked "Name(s) and Address(es) of Registered Holder(s)," please complete the "Special Delivery Instructions" or the "Special Payment and/or Registration Instructions," as applicable, on page 5.

  6. Guarantee of Signatures. All signatures on this Letter of Transmittal must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, trust company, savings bank or savings association having an office, branch or agency in the United States (each being herein referred to as an "Eligible Institution") in accordance with applicable law and with the Securities Transfer Agents Medallion Program (STAMP) operated by Keymark Financial Services, Inc.

  7. Stock Transfer Taxes. The Corporation will pay all stock transfer taxes, if any, payable as a result of the transfer of purchased Common Shares to the Corporation pursuant to the Offer. However, the Corporation will not pay stock transfer taxes payable as a result of a transfer of Common Shares to any other person or entity prior to or in connection with a tender of the Common Shares to the Corporation. If payment is to be made to a person other than the registered holder, or new share certificates are to be registered in the name of any person other than the person signing this Letter of Transmittal, all stock transfer tax stamps required (except as a result of the transfer of purchased Common Shares to the Corporation), if any, must be affixed to the certificates or evidence satisfactory to the Corporation of the payment of or exemption from such tax must be submitted herewith. If such stamps are not affixed, or such other evidence is not submitted to the Corporation with this Letter of Transmittal, the amount of such stock transfer tax may be deducted from the Purchase Price payable by the Corporation.

  8. Inadequate Space. If the space provided on page 1 is inadequate, the additional share certificate number and related number of Common Shares tendered with this Letter of Transmittal should be listed on a separate, signed schedule affixed hereto.

  9. Irregularities. All questions as to the validity, form, eligibility (including time of receipt), and acceptance of any tender of Common Shares will be determined by the Corporation, which determinations shall be final and binding. The Corporation reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of the Corporation's counsel, be unlawful. The Corporation also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Common Shares or any particular stockholder, and the Corporation's interpretations of the terms and conditions of the Offer (including these Instructions) shall be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Corporation shall determine. The Corporation shall not be obligated to give notice of defects or irregularities in tenders, nor shall it incur any liability for failure to give any such notice. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived.

  10. Additional Copies. Additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the American Stock Transfer & Trust Company at the address and telephone number set forth below.

                    AMERICAN STOCK TRANSFER & TRUST COMPANY
                                40 Wall Street
                                  46th Floor
                           New York, New York 10005
                           Telephone: (800) 937-5449
                                      (718) 921-8200
                           Facsimile: (718) 234-5001
                     Attention: Reorganization Department

  11. Questions. Any questions concerning the tender of Common Shares under this Letter of Transmittal may be directed to Variflex, Inc. at the address and telephone number set forth below.

                                VARIFLEX, INC.
                          5152 North Commerce Avenue
                          Moorpark, California 93021
                           Telephone: (805) 523-0322
                           Facsimile: (805) 523-7384
                            Attention: Ms. Kim Page

                           IMPORTANT TAX INFORMATION

12. SUBSTITUTE FORM W-9 AND FORM W-8.

  (a) Backup Withholding. In order to prevent the application of Federal income tax backup withholding on payments that are made to a stockholder with respect to Common Shares purchased pursuant to the Offer, each stockholder of record (or each owner of Common Shares, if other than the stockholder of record, hereinafter also referred to as "Stockholder") must, unless an exemption applies, provide the Corporation with such Stockholder's taxpayer identification number on the Substitute Form W-9 set forth on this Letter of Transmittal and certify under penalties of perjury that such number is correct and the Stockholder is not otherwise subject to backup withholding. If the Stockholder is an individual, the taxpayer identification number is his or her Social Security Number. If the Corporation is not provided with the correct taxpayer identification number, the Stockholder may be subject to penalties imposed by the Internal Revenue Service.

  If backup withholding applies, the Corporation is required to withhold 31% of any payments made to the Stockholder. Backup withholding is not an additional tax. Rather, the amount withheld is applied against the taxpayer's Federal income tax liability. If backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

  Certain Stockholders (including, among others, corporations and certain foreign persons) are not subject to these backup withholding requirements. To qualify as an exempt recipient on the basis of foreign status, a foreign Stockholder must submit to the Corporation a statement on Form W-8, signed under penalty of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Corporation. A Stockholder should consult his or her tax advisor as to his or her qualification for exemption from the backup withholding and reporting requirements and the procedure for obtaining an exemption.

  (b) Withholding of Tax on Certain Foreign Persons. Under Federal income tax law, the Corporation is required to withhold a tax on certain types of payments made to a nonresident alien individual, foreign partnership or foreign corporation. In certain situations, a Stockholder may be exempt from withholding. A Stockholder should consult his or her tax advisor as to his or her qualification for exemption from these withholding requirements and the procedure for obtaining an exemption.

                         PAYER'S NAME: VARIFLEX, INC.


                        Part I--Taxpayer
                        Identification Number--For     ----------------------
                        all accounts, enter your       Social Security Number
                        TIN in the box at right.                 OR
                        (For most individuals, this
                        is your social security
                        number. If you do not have
                        a TIN, apply for one
                        immediately. Certify by
                        signing and dating below.

 SUBSTITUTE
 Form W-9
 Department of
 the Treasury                                          ----------------------
 Internal                                              Employer Identification
 Revenue                                                       Number
 Service

                                                       (If awaiting TIN write
                                                           "Applied For")

 Payer's Request
 for Taxpayer          --------------------------------------------------------
                        Part II--Certification
 Identification        --------------------------------------------------------
 Number (TIN)           Certification--Under penalties of perjury, I certify
                        that:

                        (1) The number shown on this form is my correct
                            Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

                        (2) I am not subject to backup withholding either
                            because (a) I am exempt from backup withholding,
                            (b) I have not been notified by the Internal
                            Revenue Service (the "IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

                        Certificate Instructions--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of
                        underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).
                       --------------------------------------------------------
                        SIGNATURE _______________________  DATE ______________


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP
     WITHHOLDING OF 31% OF ANY PAYMENT MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9.

COMPLETE THE FOLLOWING CERTIFICATE IF YOU HAVE INDICATED THAT YOU HAVE "APPLIED FOR" A TIN:


I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office, or
(b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable payments to me will be withheld.

    Signature _______________________      Date ______________

IMPORTANT: This Letter of Transmittal must be RECEIVED by the American Stock Transfer & Trust Company on or prior to the Expiration Time.